Exhibit 10.2

FIRST AMENDMENT TO RETENTION AGREEMENT

This First Amendment to Retention Agreement (this “Amendment”) is made and entered into effective as of September 19, 2011, by Mark Faris (“Employee”) and SRI/SURGICAL EXPRESS, INC., a Florida corporation (the “Company”).

BACKGROUND

Employee and Company entered into a Retention Agreement dated as of December 23, 2009 (the “Retention Agreement”). Employee and Company desire to amend the Retention Agreement on the terms and conditions set forth below in order to modify the scope of Employee’s severance compensation.

OPERATIVE TERMS

In consideration of the respective agreements of the parties contained in this Amendment and for other good and valuable consideration, the parties agree to amend the Retention Agreement as follows:

1. Section 1 of the Retention Agreement is amended to add the following definition:

“Good Reason” means, without the consent of Employee, the occurrence of any of the following within one year following a Change in Control (as defined in the Company’s 2004 Stock Compensation Plan): (a) a material adverse change in Employee’s base salary and bonus opportunity from such pay in effect during the six month period preceding a Change in Control, (b) a material adverse change in Employee’s position and duties from such position and duties in effect during the six month period preceding a Change in Control, excluding any such change resulting from a change in the Company’s status as a public company to a private company or (c) the Company requires Employee to change the location of Employee’s job or office, so that Employee will be based at a location more than 50 miles from the location of Employee’s job or office during the six month period preceding a Change in Control. In addition to any requirements set forth above, in order for any of the above events to constitute “Good Reason”, Employee must (i) inform the Company of the existence of the event within ninety (90) days of the initial existence of the event, after which date the Company shall have no less than thirty (30) days to cure the event which otherwise would constitute “Good Reason” hereunder and (ii) Employee must terminate his employment with the Company for such “Good Reason” no later than ninety days after the initial existence of the event that prompted Employee’s termination. The foregoing Good Reason definition is intended to qualify under Treasury Regulations Section 1.409A-1(n)(2) to be treated as an involuntary separation from service, and shall be administered consistently therewith.

2. The definition of “Involuntary Termination” in Section 1 of the Retention Agreement is amended and restated to read as follows:

“Involuntary Termination” means either (a) the termination of Employee’s employment by the Company for any reason other than for Cause, death, or Disability that constitutes an “involuntary separation from service” within the meaning of Treasury Regulations Section 1.409A-1(n)(1) or (b) the termination of Employee’s employment by Employee for Good Reason. To the extent necessary to comply with Section 409A of the Code, references to “termination of employment,” “separation from service” or variations thereof in this Agreement shall mean the Employee’s “separation from service” from the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code and the default rules of Treasury Regulations Section 1.409A-1(h).

3. Except as expressly amended by this Amendment, all other terms and conditions of the Retention Agreement shall remain in full force and effect.

4. The parties may execute this Amendment in counterparts. Each executed counterpart will constitute an original document, and all executed counterparts, together, will constitute the same agreement.

[Signature Page Follows]

SIGNATURE PAGE TO

FIRST AMENDMENT TO RETENTION AGREEMENT

IN WITNESS WHEREOF, the Company and Employee have executed this Amendment effective as of the date first set forth above.

WITNESSES:	SRI/SURGICAL EXPRESS, INC.,
a Florida corporation

/s/ Ray Reilly	By:	/s/ Gerald Woodard
	Name:	Gerald Woodard
	Title:	CEO

WITNESSES:	“EMPLOYEE”

/s/ Ray Reilly	/s/ Mark R. Faris
Mark Faris

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